Exhibit 23

Consent of Independent Registered Public Accounting Firm

          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-107444, 333-97771, 333-56027, 33-27086, 2-90488 and 33-44624) of Donaldson Company, Inc. of our report dated September 25, 2009, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
September 25, 2009

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